Exhibit 10.2

AMENDMENT NO. 2 TO THE

WASTE CONNECTIONS, INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

WHEREAS, Waste Connection Inc., an Ontario corporation (the “Employer”), has previously established the Waste Connections, Inc. Nonqualified Deferred Compensation Plan (the “Plan”) for the benefit of a select group of management or highly compensated employees and directors; and

WHEREAS, the Employer most recently amended the Plan effective July 19, 2016; and

WHEREAS, the Employer had previously allowed participants to defer restricted stock unit awards under the Plan, but disallowed such deferrals beginning in the 2015 Plan year; and

WHEREAS, the Employer desires to allow participants who previously deferred restricted stock unit awards under the Plan’s terms to elect to exchange the portion of their Account Balance credited to the Stock Equivalent Account for one or more of the Measurement Funds;

NOW, THEREFORE, pursuant to Section 11.2 of the Plan, the following amendment is hereby made, and shall be effective on the date executed below.

I.           Section 3.9(a) of the Plan is hereby amended by revising the final sentence thereof to be and read as follows:

“Except as otherwise provided in Section 9(g) below, the portion of the Annual Deferral Amount deferred with respect to Restricted Stock Unit Awards shall only be deemed invested in the Company’s Common Stock and such deferrals shall be recorded in the Stock Equivalent Account.”

II.          Section 3.9(b) of the Plan is hereby amended by revising the final sentence thereof to be and read as follows:

“Notwithstanding any of the foregoing, amounts credited or debited to a Participant’s Account Balance with respect to Restricted Stock Unit Awards, if applicable, shall, except as otherwise provided in Section 9(g) below, only be deemed invested in the Company’s Common Stock and such deferrals shall be recorded in the Stock Equivalent Account.”

III.          Section 3.9(c) of the Plan is hereby amended by revising the final sentence thereof to be and read as follows:

“Notwithstanding the foregoing, except as otherwise provided in Section 9(g) below, one hundred percent (100%) of the amounts credited or debited to a Participant’s Account Balance with respect to Restricted Stock Unit Awards, if applicable, shall be recorded in the Participant’s Stock Equivalent Account.”

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IV.          Section 3.9 of the Plan is hereby amended by adding the following new Section 3.9(g) to the end thereof, to be and read as follows:

“(g)         A Participant who has attained age fifty-five (55) and has a portion of the Participant’s Account Balance credited to the Stock Equivalent Account may elect to cause some or all of the Qualifying Stock Units (as defined below) credited to the Stock Equivalent Account to instead be credited to one or more of the Measurement Funds then available under the Plan’s terms. An election under the preceding sentence shall be submitted to the Committee during any period in which the Company has an open trading window under the Company’s insider trading policy, as determined by the Company’s General Counsel, and such change in investment allocation shall occur during such open trading window. Any election made under this Section 3.9(g) shall designate the number of Qualifying Stock Units that will no longer be deemed to be invested in the Stock Equivalent Account and, as soon as administrative feasible thereafter, the value of such Qualifying Stock Units shall be reinvested in one or more Measurement Funds.

For purposes of this Section 3.9(g), a “Qualifying Stock Unit” shall be an amount which:

(i)	is deemed to be invested in a share of the Company’s Common Stock as a result of a deferral election filed by the Participant with respect to a Restricted Stock Unit Award;
(ii)	is scheduled to be distributed pursuant to a multi-year Annual Installment Method election following the Participant’s Separation from Service; and
(iii)	has been vested for at least three (3) years prior to the date such transfer election is made. Notwithstanding any provision of this Plan to the contrary, a Participant may not elect to have any amount previously credited to a Measurement Fund instead credited to the Stock Equivalent Account.”

IN WITNESS WHEREOF, the Employer has caused this instrument to be executed this 25th day of October, 2017.

WASTE CONNECTIONS, INC.

By:	/s/ Ronald J. Mittelstaedt

Its:	Chief Executive Officer

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